                                                                                            EXHIBIT 12.5
                                                                                                  Page 1

                                      PENNSYLVANIA POWER COMPANY

                                  RATIO OF EARNINGS TO FIXED CHARGES
                                                                   Year Ended December 31,
                                                       -------------------------------------------------
                                                       1995       1996       1997       1998       1999
                                                       ----       ----       ----       ----       ----
                                                                    (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                  $ 38,930   $ 40,587   $31,472    $39,748    $12,648
  Interest before reduction for amounts
    capitalized                                        31,350     27,889    22,438     21,073     21,317
  Provision for income taxes                           32,591     33,421    26,658     32,504     18,834
  Interest element of rentals charged to
    income (a)                                          1,865      1,868     1,750      1,920      1,887
                                                     --------   --------   -------    -------    -------
    Earnings as defined                              $104,736   $103,765   $82,318    $95,245    $54,686
                                                     ========   ========   =======    =======    =======

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt                         $ 28,937   $ 25,715   $20,458    $19,255    $19,268
  Interest on nuclear fuel obligations                    407        219       276         28         90
  Other interest expense                                2,006      1,955     1,704      1,789      1,959
  Interest element of rentals charged to
    income (a)                                          1,865      1,868     1,750      1,920      1,887
                                                     --------   --------   -------    -------    -------
    Fixed charges as defined                         $ 33,215   $ 29,757   $24,188    $22,992    $23,204
                                                     ========   ========   =======    =======    =======

RATIO OF EARNINGS TO FIXED CHARGES (b)                   3.15       3.49      3.40       4.14       2.36
                                                         ====       ====      ====       ====       ====


-------------------------
(a)  Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b)  These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $795,000, $642,000, $483,000 and $273,000 for each of the four years ended
     December 31, 1998, respectively. The guarantee and related coal supply contract debt expired
     December 31, 1999.

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
                                                                                           EXHIBIT 12.5
                                                                                                 Page 2

                                      PENNSYLVANIA POWER COMPANY

                          RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                         STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                   Year Ended December 31,
                                                       -------------------------------------------------
                                                       1995       1996       1997       1998       1999
                                                       ----       ----       ----       ----       ----
                                                                    (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                  $ 38,930   $ 40,587   $31,472    $39,748    $12,648
  Interest before reduction for amounts
    capitalized                                        31,350     27,889    22,438     21,073     21,317
  Provision for income taxes                           32,591     33,421    26,658     32,504     18,834
  Interest element of rentals charged to
    income (a)                                          1,865      1,868     1,750      1,920      1,887
                                                     --------   --------   -------    -------    -------
    Earnings as defined                              $104,736   $103,765   $82,318    $95,245    $54,686
                                                     ========   =======    =======    =======    =======
FIXED CHARGES AS DEFINED IN REGULATION
  S-K PLUS PREFERRED STOCK DIVIDEND
  REQUIREMENTS (PRE-INCOME TAX BASIS):
  Interest on long-term debt                         $ 28,937   $ 25,715   $20,458    $19,255    $19,268
  Interest on nuclear fuel obligations                    407        219       276         28         90
  Other interest expense                                2,006      1,955     1,704      1,789      1,959
  Preferred stock dividend requirements                 4,775      4,626     4,626      4,626      4,370
  Adjustment to preferred stock dividends
    to state on a pre-income tax basis                  3,939      3,751     3,859      3,726      6,403
  Interest element of rentals charged to
    income (a)                                          1,865      1,868     1,750      1,920      1,887
                                                     --------   --------   -------    -------    --------
  Fixed charges as defined plus preferred stock
    dividend requirements (pre-income tax basis)     $ 41,929   $ 38,134   $32,673    $31,344    $33,977
                                                     ========   ========   =======    =======    =======

RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
  STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX
  BASIS) (b)                                             2.50       2.72      2.52       3.04       1.61
                                                         ====       ====      ====       ====       ====

-------------------------
(a)  Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b)  These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $795,000, $642,000, $483,000 and $273,000 for each of the four years ended December 31,
     1998, respectively. The guarantee and related coal supply contract debt expired December 31, 1999.

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